UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2021

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One La-Z-Boy Drive,	Monroe,	Michigan	48162-5138
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (734) 242-1444

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LZB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.
On February 16, 2021, La-Z-Boy Incorporated (the “Company”) issued a news release to report the Company’s financial results for the fiscal quarter ended January 23, 2021. A copy of the news release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On February 16, 2021, La-Z-Boy Incorporated (the “Company”) announced that Kurt L. Darrow will retire as President and Chief Executive Officer of the Company, effective April 25, 2021 (the “Effective Date”). Following the Effective Date, Mr. Darrow will serve as Chairman of the Board of Directors (the “Board”) of the Company, in a non-executive capacity, until April 30, 2022 or the earlier termination of his service as a director.

On February 10, 2021, the Board elected Melinda D. Whittington, the Company’s Senior Vice President and Chief Financial Officer, to succeed Mr. Darrow as President and Chief Executive Officer of the Company on the Effective Date. Ms. Whittington, 53, has held the position of Senior Vice President and Chief Financial Officer of the Company since June 2018. Prior to joining the Company, Ms. Whittington served as Chief Financial Officer of Allscripts Healthcare Solutions, Inc., a publicly traded healthcare information technology solutions company, from February 2016 through June 2017. Prior to that, Ms. Whittington was Senior Vice President, Corporate Controller and Chief Accounting Officer of Kraft Foods Group, Inc. (now The Kraft Heinz Company), a consumer packaged food and beverage company. Additional biographical information for Ms. Whittington is contained in the news release announcing her election attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. In connection with her election as President and Chief Executive Officer, Ms. Whittington’s annualized base salary will be increased to $900,000, her short-term cash incentive target award opportunity under the terms of the Company’s 2017 Omnibus Incentive Plan will be increased to 110% of her eligible earnings during fiscal year 2022, and her target long-term incentive equity award value at the time of grant for fiscal year 2022 will be increased to $2,500,000. Ms. Whittington will continue to be eligible for other benefits consistent with those received by the Company's other executive officers.

On February 10, 2021, the Board elected Robert G. Lucian to succeed Ms. Whittington as the Senior Vice President and Chief Financial Officer of the Company on the Effective Date. Mr. Lucian, 58, has held the position of Vice President, Finance of the Company since January 2019. Prior to joining La-Z-Boy, Mr. Lucian was the CFO – North America Professional Beauty of Coty Inc. from October 2016 to June 2018, responsible for integrating the Procter & Gamble Company’s (“P&G”) Professional Hair Care business into Coty Inc.’s Professional Nail Care business. Prior to that, Mr. Lucian served as the CFO, North American Professional Hair Care at P&G from October 2014 to September 2016. Additional biographical information for Mr. Lucian is contained in the news release announcing his election attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. In connection with his election as Senior Vice President and Chief Financial Officer, Mr. Lucian’s annualized base salary will be set at $475,000, his short-term cash incentive target award opportunity under the terms of the Company’s 2017 Omnibus Incentive Plan will be set at 75% of his eligible earnings during fiscal year 2022, and his target long-term incentive equity award value at the time of grant for fiscal year 2022 will be 125% of his base salary. Mr. Lucian will also be eligible for other benefits consistent with those received by the Company's other executive officers.

On February 10, 2021, the Board also approved expanding its number of directors on the Board by one and elected Melinda Whittington as a director of the Company, both effective on the Effective Date.

As the non-executive Chairman, Mr. Darrow will have the duties normally assigned to a chairman of a publicly traded company and will provide transition and other related services to facilitate an effective transition of his executive responsibilities to Ms. Whittington. Mr. Darrow and the Company entered into a Transition Agreement pursuant to which the Board approved the following compensation arrangements for his services as Chairman: (i) a supplemental annual cash retainer of $100,000, subject to pro ration for any partial quarters, and (ii) the annual compensation typically provided to the Company’s non-employee directors. Following the Effective Date, Mr. Darrow will not be eligible to participate in the compensation and benefit programs available to Company employees.

A copy of the news release announcing the elections is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
    (d)        The following exhibits are furnished as part of this report:

Description
99.1	News Release Dated February 16, 2021
99.2	News Release Announcing CEO Transition Dated February 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: February 16, 2021

BY:/s/ Stephen K. Krull
Stephen K. Krull Vice President, General Counsel and Secretary